Exhibit 99.1

Contacts:
Kevin Gregory	Mark Trinske
Senior Vice President, Chief Financial Officer	Vice President, Investor Relations
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST COMPANY FIRST QUARTER REVENUE UP 9 PERCENT

ANN ARBOR, Mich., April 28, 2005 – ProQuest Company (NYSE: PQE), a leading publisher of information solutions for the education and automotive markets, reported a 9 percent increase in revenue from continuing operations for the first quarter of 2005. Earnings from continuing operations for the quarter were $7.8 million and earnings per share were $0.26.

“An important initiative in the first quarter was the acquisition and integration of Voyager Expanded Learning. The acquisition was closed on January 31, and the integration has gone well,” said Alan Aldworth, ProQuest Company’s chairman and chief executive officer. “Strong performance from Information and Learning, including Voyager, and Business Solutions resulted in a good start to the year. With this solid beginning to 2005, we are reiterating our full year guidance,” said Aldworth.

First Quarter Financial Results

•	Revenue from continuing operations increased 9 percent to $121.1 million from $110.8 million in the prior year’s first quarter.

•	EBIT from continuing operations (earnings from continuing operations before interest and income taxes) decreased 10 percent to $18.8 million from $20.8 million in the first quarter of 2004. Excluding the dilutive impact of Voyager Learning – which includes the effect of the timing of the transaction and its associated additional costs for amortization of intangibles – EBIT was $22.4 million, an increase of 8 percent over the previous year’s first quarter.

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ProQuest Company Reports Q1 2005 Earnings, Page 2 of 10

•	EBITDA from continuing operations (earnings from continuing operations before interest, income taxes, depreciation and amortization) increased 1 percent to $37.2 million from $36.9 million in the first quarter of 2004. Excluding the dilutive impact of Voyager Learning – which includes the effect of the timing of the transaction – EBITDA was $38.8 million, an increase of 5 percent over the first quarter of 2004.

•	Earnings from continuing operations decreased 28 percent to $7.8 million or $0.26 per fully diluted share versus $10.9 million or $0.38 per fully diluted share in the first quarter of fiscal 2004. Excluding the dilutive impact of Voyager Learning – which includes the effect of the timing of the transaction and its associated additional costs for interest and amortization of intangibles – earnings from continuing operations grew to $11.9 million, an increase of 9 percent over the first quarter of 2004.

•	Operating cash flow was a use of $0.1 million compared to a use of $0.6 million in the prior year’s first quarter.

•	Expenditures for property, plant, equipment, product masters, curriculum development costs and software were $24.2 million versus $20.7 million in the prior year’s first quarter.

•	Free cash flow (operating cash flow from continuing operations less expenditures for property, plant, equipment, product masters, curriculum development costs and software plus proceeds from asset dispositions) was a use of $24.3 million compared to a use of $21.3 million in the first quarter of fiscal 2004.

“Voyager contributed $6.0 million in revenue for their first two full months as part of ProQuest,” said Kevin Gregory, senior vice president and chief financial officer of ProQuest Company. “As expected, the acquisition had a dilutive impact on first quarter earnings of approximately fifteen cents as a result of additional costs for interest and amortization of intangibles. Also, consistent with the K-12 curriculum industry, Voyager’s first quarter has historically generated the lowest revenue,” Gregory continued. “Voyager’s performance in the first quarter reaffirms our expectation that this acquisition will be accretive for the full year,” Gregory noted.

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ProQuest Company Reports Q1 2005 Earnings, Page 3 of 10

Outlook for 2005

ProQuest expects the following results for the second quarter of 2005:

•	Revenue growth of 20 to 25 percent, and

•	Earnings per share of $0.35 to $0.45.

“Voyager’s revenue and earnings follow a seasonal pattern. Revenue and earnings are greatest in the third and fourth quarters. We expect Voyager’s second quarter revenue and earnings to be greater than in the first quarter. However, with the additional interest and amortization costs associated with the acquisition, Voyager Learning will have a dilutive impact on the second quarter,” said Gregory.

ProQuest also reiterated its guidance for fiscal 2005.

•	Revenue of $590 to $610 million, and

•	Earnings per share of $2.20 to $2.40.

Basis of Presentation

The financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings from continuing operations before interest and income taxes (EBIT), which excludes interest, income taxes and discontinued operations; earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization and discontinued operations; and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results are attached, and can also be found on the ProQuest Company website at www.proquestcompany.com.

EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. The company defines free cash flow as operating cash flow from continuing operations less expenditures for property, plant, equipment, product masters, curriculum development costs and software, plus proceeds from fixed asset dispositions. Free cash flow provides a measure of the company’s cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest

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ProQuest Company Reports Q1 2005 Earnings, Page 4 of 10

Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service and comply with the terms of its debt agreements. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

As previously disclosed, ProQuest Company sold its powersports dealer management system business during the second quarter of 2004. As a result of the sale, and in accordance with GAAP, income statement amounts for 2004 have been adjusted to classify the results of this business as a discontinued operation.

Conference Call

To participate in a conference call and question and answer session regarding the first quarter with ProQuest’s senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m. (ET) on Thursday, April 28, 2005. For your convenience, the call will be taped and archived until May 6, 2005 and can be accessed by calling 706-645-9291, and entering ID#5075847. This conference call may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the www.proquestcompany.com website.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world’s automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business

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ProQuest Company Reports Q1 2005 Earnings, Page 5 of 10

due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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ProQuest Company Reports Q1 2005 Earnings, Page 6 of 10

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	First Quarter Ended
	April 2, 2005	% of Sales	April 3, 2004 (1)	% of Sales
Net sales	$121.1	100%	$110.8	100%
Cost of sales	(55.6)	(46)%	(54.0)	(49)%

Gross profit	65.5	54%	56.8	51%

R&D expense	(4.8)	(4)%	(4.4)	(4)%
SG&A expense	(37.6)	(31)%	(27.4)	(25)%
Corporate expense	(4.3)	(3)%	(4.2)	(3)%

Earnings from operations before interest and income taxes	18.8	16%	20.8	19%

Net interest expense:
Interest income	0.4	0%	0.3	0%
Interest expense	(7.2)	(6)%	(4.4)	(4)%

Net interest expense	(6.8)	(6)%	(4.1)	(4)%

Earnings from continuing operations before income taxes	12.0	10%	16.7	15%
Income tax expense	(4.2)	(4)%	(5.8)	(5)%

Net earnings from continuing operations (1)	$7.8	6%	$10.9	10%

Shares (Basic)	29.377		28.406
Shares (Diluted)	29.778		28.799
EPS (Basic)	0.26		0.38
EPS (Diluted)	0.26		0.38
(1) Amounts have been adjusted to exclude earnings from discontinued operations, as displayed below:
			First Quarter Ended
			April 3, 2004
				Diluted EPS
Reported earnings			$11.5	$0.40
Earnings from discontinued operations, net			(0.6)	(0.02)

Net earnings from continuing operations			$10.9	$0.38

ProQuest Company Reports Q1 2005 Earnings, Page 7 of 10

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	First Quarter Ended
	April 2, 2005	% of Sales	April 3, 2004	% of Sales	Inc/(Dec)
					$	%
Net Sales

ProQuest Information and Learning:
Published Products	$30.2	39%	$25.4	37%	$4.8	19%
General Reference Products	15.4	20%	16.4	24%	(1.0)	(6)%
Traditional Products	22.3	29%	24.1	35%	(1.8)	(7)%
Classroom Products	2.9	4%	2.6	4%	0.3	12%
Voyager	6.0	8%	—	0%	6.0	NM

Total ProQuest Information and Learning	$76.8	100%	$68.5	100%	$8.3	12%

ProQuest Business Solutions:
Automotive Group	$42.0	95%	$40.0	94%	$2.0	5%
Power Equipment - Electronic	2.0	4%	2.0	5%	—	0%
Other	0.3	1%	0.3	1%	—	0%

Total ProQuest Business Solutions	$44.3	100%	$42.3	100%	$2.0	5%

Total Net Sales	$121.1	100%	$110.8	100%	$10.3	9%

EBIT (1), (3)

ProQuest Information and Learning	$11.5	9%	$14.0	13%	$(2.5)	(18)%
ProQuest Business Solutions	11.6	10%	11.0	10%	0.6	5%
Corporate / Other	(4.3)	(3)%	(4.2)	(4)%	(0.1)	(2)%

Total EBIT	$18.8	16%	$20.8	19%	$(2.0)	(10)%

EBITDA (2), (3)

ProQuest Information and Learning	$28.5	23%	$28.2	25%	0.3	1%
ProQuest Business Solutions	12.9	11%	12.8	12%	0.1	1%
Corporate / Other	(4.2)	(3)%	(4.1)	(4)%	(0.1)	(2)%

Total EBITDA	$37.2	31%	$36.9	33%	$0.3	1%

Other Data

Capital expenditures & software spending	$24.2	20%	$20.7	19%	$3.5	17%
Debt	$517.5		$214.3		$303.2	141%

(1)	EBIT is defined as earnings from continuing operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Company Reports Q1 2005 Earnings, Page 8 of 10

PROQUEST COMPANY AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(In Thousands)

	April 2, 2005	January 1, 2005	April 3, 2004
ASSETS
Cash and cash equivalents	$—	$4,313	$642
Accounts receivable, net	80,431	95,279	79,506
Inventory, net	13,106	5,312	5,090
Other current assets:
Prepaid royalties	19,490	17,793	20,792
Other	38,591	32,340	31,314

Total other current assets	58,081	50,133	52,106
Total current assets	151,618	155,037	137,344

Net property, plant, equipment and product masters	213,489	199,997	186,619

Long-term receivables	8,476	8,084	4,009
Goodwill	587,029	311,279	304,469
Identifiable intangibles, net	119,418	15,379	9,754
Purchased and developed software, net	40,338	41,699	53,799
Other assets	24,065	21,454	19,348

Total assets	$1,144,433	$752,929	$715,342

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current maturities of long-term debt	$5,165	$5,000	$—
Checks issued in excess of funds on deposit	1,208	—	—
Accounts payable	39,683	49,364	38,968
Accrued expenses	27,230	35,303	21,256
Current portion of monetized future billings	22,572	24,331	25,352
Deferred income	79,397	100,480	106,383

Total current liabilities	175,255	214,478	191,959

Long-term debt, less current maturities	512,351	150,000	214,250
Monetized future billings, less current portion	31,173	36,197	44,933
Other liabilities	119,809	82,533	63,543

Total long-term liabilities	663,333	268,730	322,726

Total shareholders’ equity	305,845	269,721	200,657

Total liabilities and shareholders’ equity	$1,144,433	$752,929	$715,342

Note: Certain reclassifications to the 2004 balance sheets have been made to conform to the 2005 presentation.

ProQuest Company Reports Q1 2005 Earnings, Page 9 of 10

PROQUEST COMPANY AND SUBSIDIARIES

CASH FLOW SCHEDULE

(In Thousands)

	First Quarter Ended
	April 2, 2005	April 3, 2004
Operating activities:

Net earnings	$7,758	$11,484
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	18,361	16,365
Deferred income taxes	(227)	4,838

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	32,539	15,350
Inventory, net	(407)	(69)
Other current assets	(5,997)	(7,759)
Long-term receivables	(393)	1,097
Other assets	360	96
Accounts payable	(12,543)	(10,389)
Accrued expenses	(13,779)	(15,013)
Deferred income	(24,544)	(15,755)
Other long-term liabilities	(1,427)	(1,246)
Other, net	222	425

Net cash used in operating activities	(77)	(576)

Investing activities:
Expenditures for property, plant, equipment, product masters, curriculum costs and software	(24,235)	(20,744)
Acquisitions, net of cash acquired	(362,240)	(1,246)
Purchases of equity investments available for sale	(2,127)	(1,453)
Proceeds from disposals of equity investments available for sale	1,374	708
Costs associated with sales of discontinued operations	(27)	(2,367)

Net cash used in investing activities	(387,255)	(25,102)

Financing activities:
Net increase (decrease) in short-term debt	15	(303)
Proceeds from long-term debt	630,000	144,650
Repayment of long-term debt	(268,000)	(121,400)
Checks issued in excess of funds on deposit	1,208	—
Principal payment under capital lease obligation	(27)	—
Cash paid for settlement of treasury locks	(490)	—
Debt issuance costs	(2,013)	—
Monetized future billings	(6,783)	(2,133)
Proceeds from exercise of stock options, net	7,845	1,469
Common stock issued to finance acquisition	21,535	—

Net cash provided by financing activities	383,290	22,283

Effect of exchange rate changes on cash	(271)	14

Decrease in cash and cash equivalents	(4,313)	(3,381)

Cash and cash equivalents, beginning of period	4,313	4,023

Cash and cash equivalents, end of period	$—	$642

ProQuest Company Reports Q1 2005 Earnings, Page 10 of 10

PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT

	First Quarter Ended April 2, 2005
	PQIL	PQBS	Corp./Other	Total
EBITDA	$28.5	$12.9	$(4.2)	$37.2
Less: Depreciation & amortization	(17.0)	(1.3)	(0.1)	(18.4)

EBIT	$11.5	$11.6	$(4.3)	$18.8

Less: Net interest expense				(6.8)
Income tax expense				(4.2)

Net earnings				$7.8

	First Quarter Ended April 3, 2004
	PQIL	PQBS	Corp./Other	Total
EBITDA	$28.2	$12.8	$(4.1)	$36.9
Less: Depreciation & amortization	(14.2)	(1.8)	(0.1)	(16.1)

EBIT	$14.0	$11.0	$(4.2)	$20.8

Less: Net interest expense				(4.1)
Income tax expense				(5.8)
Earnings from discontinued operations, net				0.6

Net earnings				$11.5

Free cash flow

	First Quarter Ended
	April 2, 2005	April 3, 2004
Net cash used in operating activities	$(0.1)	$(0.6)
Expenditures for property, plant, equipment, product masters, curriculum costs and software	(24.2)	(20.7)

Free cash flow	$(24.3)	$(21.3)